Exhibit 2.l

Proskauer Rose LLP 1001 Pennsylvania Avenue, NW Suite 600 South Washington, DC 20004-2533

June 14, 2019

Gladstone Investment Corporation

1521 Westbranch Drive, Suite 100

McLean, VA 22102

Re:	Registration Statement of Gladstone Investment Corporation on Form N-2

Dear Ladies and Gentlemen:

We have acted as special counsel for Gladstone Investment Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form N-2 (as amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2019, relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following securities (the “Securities”) of the Company with an aggregate offering price of up to $300,000,000 or the equivalent thereof in one or more foreign currencies: (i) debt securities (the “Debt Securities”), (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) common stock, par value $0.001 per share (the “Common Stock”), (iv) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) and (v) subscription rights to purchase Common Stock or Preferred Stock (the “Rights”). The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

The Debt Securities will be issued in one or more series pursuant to an indenture in the form of Exhibit 2.d.2 or Exhibit 2.d.3 of the Registration Statement (either, a “Base Indenture”) between the Company and a trustee to be named therein (the “Trustee”), and any supplemental indenture, as may be agreed from time to time between the Company and the Trustee, or pursuant to an indenture (together with the Base Indenture, in each case as may be amended and supplemented from time to time, the “Indenture”) between the Company and the Trustee.

This opinion is being furnished in accordance with the requirements of subparagraph (l) of Item 25.2 of Part C of Form N-2.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement,

(ii)	the Amended and Restated Certificate of Incorporation of the Company, including the Certificates of Designation,

(iii)	the Amended and Restated Bylaws of the Company,

(iv)	the First Amendment to the Amended and Restated Bylaws of the Company,

(v)	the specimen stock certificate evidencing the Common Stock,

(vi)	the Base Indenture,

(vii)	the forms of subscription agreement and subscription certificate for Common stock and Preferred Stock (collectively, the “Subscription Agreement”),

Beijing | Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, DC

June 14, 2019

(viii)	the forms of warrant agreement for Common Stock and Preferred Stock (collectively, the “Warrant Agreement”) and

(ix)

such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed (a) that the parties thereto (i) are duly organized and validly existing in good standing in their respective jurisdictions of incorporation or formation, (ii) have complied with all aspects of the laws of their respective jurisdictions of incorporation or formation in connection with the issuance of the Securities and the related transactions and (iii) had the power, corporate or other, to enter into and perform all obligations thereunder, (b) the due authorization by all requisite action, corporate or other, and the execution and delivery by the parties thereto of such documents and the validity and binding effect thereof on such parties, (c) upon issuance of any shares of Common Stock or Preferred Stock, the total number of shares of Common Stock and Preferred Stock issued and outstanding shall not exceed the total number of shares of Common Stock and Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation and (d) upon issuance of any Securities exercisable for, exchangeable for or convertible into shares of Common Stock or Preferred Stock, the appropriate number of such shares shall have been duly reserved for issuance and such authorizations and actions have not been rescinded. To the extent our opinions set forth below relate to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture, the Debt Securities and the Warrant Agreement, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated by the Indenture and/or the Warrant Agreement. As to facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company, public officials and others.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware (including all reported judicial decisions interpreting these laws) and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Covered Law or as to the effect of any such non-covered law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)

When (a) issued pursuant to, and as described in, the Prospectus and applicable prospectus supplement (including upon conversion or exchange of Debt Securities or Preferred Stock), and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

(2)

When (a) duly issued pursuant to, and as described in, the Prospectus and applicable prospectus supplement (including upon conversion or exchange of Debt Securities), and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

June 14, 2019

(3)	When issued pursuant to, and as described in, the Prospectus and applicable prospectus supplement, the Rights will be validly issued.

(4)

When the Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee, the Indenture will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof.

(5)

When (a) the Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee, (b) the final terms of the Debt Securities have been duly established and approved by all necessary corporate action on the part of the Company and issued pursuant to, and as described in, the Prospectus and applicable prospectus supplement, (c) the terms of the Debt Securities as established comply with the requirements of the Investment Company Act of 1940, as amended, and (d) the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

(6)

When (a) issued pursuant to, and as described in, the Prospectus and applicable prospectus supplement and (b) the Warrant Agreement has been duly authorized, executed and delivered by each of the Company and the warrant agent, the Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

The opinions set forth in paragraphs (4), (5) and (6) above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Debt Securities, the Indenture and the Warrant Agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Proskauer Rose LLP

Washington, DC